MUTUAL FUND GROUP
                                MUTUAL FUND TRUST
                       MUTUAL FUND VARIABLE ANNUITY TRUST
                            MUTUAL FUND SELECT GROUP
                            MUTUAL FUND SELECT TRUST
                            CAPITAL GROWTH PORTFOLIO
                           GROWTH AND INCOME PORTFOLIO
                         INTERNATIONAL EQUITY PORTFOLIO

                                POWER OF ATTORNEY


           The undersigned hereby constitutes and appoints Fergus Reid, III, H. Richard Vartabedian and Lee Schultheis and each of them, with full powers of substitution as her true and lawful attorneys and agents to execute in her name and on her behalf in any and all capacities any and all amendments to the Registration Statement on Form N-1A filed by Mutual Fund Group, Mutual Fund Trust, Mutual Fund Variable Annuity Trust, Mutual Fund Select Group, Mutual Fund Select Trust, Capital Growth Portfolio, Growth and Income Portfolio or International Equity Portfolio (the "Trusts") with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trusts to comply with such Acts, the rules, regulations and requirements of the Securities and Exchange Commission, and the securities or Blue Sky laws of any state or other jurisdiction and the undersigned hereby ratifies and confirms as her own act and deed any and all that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents have, and may exercise, all of the powers hereby conferred.

           IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 24th day of October, 1997.



                                                    /s/ Sarah E. Jones
                                                    ------------------
                                                    Sarah E. Jones